1

COAST BUSINESS CREDIT(R)

     NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

BORROWER:         NTN COMMUNICATIONS, INC.
ADDRESS:          5966 LA PLACE COURT, SUITE 100
                  CARLSBAD, CALIFORNIA 92008

BORROWER:         BUZZTIME ENTERTAINMENT, INC.
ADDRESS:          5966 LA PLACE COURT, SUITE 100
                  CARLSBAD, CALIFORNIA 92008

BORROWER:         NTN WIRELESS COMMUNICATIONS, INC.
ADDRESS:          5966 LA PLACE COURT, SUITE 100
                  CARLSBAD, CALIFORNIA 92008

DATE:             FEBRUARY 4, 2003

THIS NINTH AMENDMENT TO THE LOAN AND SECURITY AGREEMENT ("Ninth Amendment") is entered into as of the above date between COAST BUSINESS CREDIT, a division of Southern Pacific Bank ("Coast"), a California corporation, with offices at 12121 Wilshire Boulevard, Suite 1400, Los Angeles, California 90025, on the one hand and NTN Communications, Inc. ("NTN"), Buzztime Entertainment, Inc. ("Buzztime") and NTN Wireless Communications, Inc. ("Wireless") on the other hand, whose chief executive offices are located at the above address ("Borrower's Address"). NTN, Buzztime and Wireless shall hereinafter be jointly and severally referred to as Borrower. This Ninth Amendment shall for all purposes be deemed to be a part of the Loan and Security Agreement, as amended ("Agreement") and the Schedule to the Agreement, as amended ("Schedule"), and the same is an integral part of the Agreement and Schedule.

                              CONSENT AND APPROVAL

1. Coast hereby consents and approves Borrower's request to downstream to Wireless, up to a total amount at any one time outstanding, One Million Dollars ($1,000,000.00) provided no Default or Event of Default has occurred and is continuing.

                                   AMENDMENTS

1.   Section 2.1 of the Schedule is hereby amended to delete sub-section 2.1 (a)
     (ii) and end that sub-section after the word "average" at the end of sub-section 2.1 (a) (i).

2. The last paragraph of Section 2.1 of the Schedule, as added by the Fourth Amendment to Loan and Security Agreement, is hereby amended to delete the phrase ", and to Two Million Dollars ($2,000,000.00) on March 31, 2002" from the end of that paragraph.

3.   Section 8.1 (9) of the Schedule is hereby amended to read as follows:

     " Notwithstanding the preceding, Borrower may downstream up to a total amount at any one time outstanding of One Million Dollars ($1,000,000.00) to its Affiliate, NTN Wireless Communications, Inc. provided no Default or Event of Default has occurred and is continuing."

4.   Section 8.1 (18) of the Schedule is hereby amended to read as follows:

     "18. As of the date hereof, and at all times during the Term hereof thereafter, Borrower shall maintain a Senior Debt to EBITDA Ratio ("SDR") of not greater than 2.0 : 1.0 measured on a quarterly basis. For the purpose of this SDR covenant, EBITDA shall be defined as earnings before interest, taxes, depreciation and amortization less capitalized software expenses plus any non-cash stock based compensation and debt conversion costs. EBITDA will be taken from the prior two (2) quarters and annualized. Notwithstanding the preceding, the most recently measured quarter's annualized EBITDA shall not result in a SDR greater than 2.5 : 1.0.

5.   Section 8.1 (19) of the Schedule is hereby amended to read as follows:

     "19. As of the date hereof, and at all times during the Term hereof thereafter, Borrower shall maintain the following Debt Service Coverage Ratios, measured on a quarterly basis, defined for the purpose of this Debt Service Coverage Ratio covenant as EBITDA (as defined in Section 8.1, paragraph 18 above) less unfinanced CAPEX (defined on the statement of cash flow as "capital expenditures" less "deposits on broadcast equipment" less "proceeds from the issuance of stock, net of costs") divided by the sum of annualized cash interest plus cash taxes plus current maturities of long term debt. EBITDA will be taken from the prior two (2) quarters and annualized.

          DSC for fiscal year end 2003, quarters 1 and 2 shall be equal to or greater than 1.3 : 1.0 to be tested based on the 6-30-03 financial statements;
          DSC for fiscal year end 2003, quarters 2 and 3 shall be equal to or greater than 1.4 : 1.0 to be tested based on the 9-30-03 financial statements;
          DSC for fiscal year end 2003, quarters 3 and 4 shall be equal to or greater than 1.6 : 1.0 to be tested based on the 12-31-03 financial statements;
          DSC for fiscal year end 2003, quarter 4 and fiscal year end 2004, quarter 1 shall be equal to or greater than 1.4 : 1.0 to be tested based on the 3-31-04 financial statements; and
          DSC for fiscal year end 2004, quarters 1 and 2 shall be equal to or greater than 1.3 : 1.0 to be tested based on the 6-30-04 financial statements.

     Notwithstanding the preceding, the most recently measured quarter's annualized EBITDA shall not result in a DSC ratio of less than 1.0 : 1.0. For the purpose of calculating this Debt Service Coverage Ratio, the recently raised One Million Dollars ($1,000,000.00) in additional equity shall be allocated (as proceeds from the issuance of stock, net of costs) Three Hundred Thousand Dollars ($300,000.00) in the first fiscal quarter of 2003, Three Hundred Thousand Dollars ($300,000.00) in the second fiscal quarter of 2003, and Four Hundred Thousand Dollars ($400,000.00) in the third fiscal quarter of 2003."

6. Section 9.1 of the Schedule is hereby amended to substitute "June 30, 2004" in place of "June 30, 2003".

            CONDITIONS PRECEDENT TO EFFECTIVENESS OF NINTH AMENDMENT

1.   Borrowers shall execute and deliver this Ninth Amendment to Coast.

2. Borrowers shall pay Coast a credit line renewal fee, fully earned and payable on July 1, 2003, of Thirty Thousand Dollars ($30,000.00).

     EXCEPT AS EXPRESSLY PROVIDED FOR HEREIN, ALL OF THE TERMS AND CONDITIONS OF THE LOAN AND SECURITY AGREEMENT AND ALL OTHER DOCUMENTS AND AGREEMENTS BETWEEN COAST AND BORROWER SHALL CONTINUE IN FULL FORCE AND EFFECT AND THE SAME ARE HEREBY RATIFIED AND AFFIRMED. THE WAIVERS AND CONSENTS CONTAINED HEREIN DO NOT CONSTITUTE A WAIVER OR CONSENT OF ANY OTHER PROVISION OR TERM OF THE LOAN AND SECURITYAGREEMENT NOR ANY RELATED DOCUMENT OR AGREEMENT, NOR AN AGREEMENT TO WAIVE OR CONSENT TO ANY TERM OR CONDITION OF THE LOAN AND SECURITY AGREEMENT NOR ANY RELATED DOCUMENT OR AGREEMENT IN THE FUTURE.

Borrower:                             Coast:
   NTN COMMUNICATIONS, INC.               COAST BUSINESS CREDIT, a division of
                                           Southern Pacific Bank

   By:_____________________________      By:_______________________________
    Name:  Stanley B. Kinsey, CEO        Name:  Darrell Daniel, Vice President


   And by:_________________________
             James B. Frakes, CFO

Borrower:                             Borrower:
   BUZZTIME ENTERTAINMENT, INC.           NTN WIRELESS COMMUNICATIONS, INC.


   By:_____________________________       By:__________________________
   Name:  V. Tyrone Lam, President        Name:  Mark de Gorter, President


And by:____________________________       And by:_______________________
Name:  James B. Frakes, CFO               Name:  Kathy Miles, Secretary


                   Continued Signature page to Ninth Amendment